Exhibit 99.B(h)(1)(iii)

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Large Company Value Portfolio
ING American Century Select Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis Venture Value Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING Goldman Sachs® Capital Growth Portfolio
ING Goldman Sachs® Structured Equity Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Legg Mason Partners Large Cap Growth Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

AMENDED SCHEDULE B

ADMINISTRATIVE SERVICES FEES

SERIES

FEES

ING American Century Large Company Value Portfolio	0.20%

ING American Century Select Portfolio	0.02%

ING American Century Small-Mid Cap Value Portfolio	0.25%

ING Baron Asset Portfolio	0.10%

ING Baron Small Cap Growth Portfolio	0.23%

ING Columbia Small Cap Value II Portfolio	0.10%

ING Davis Venture Value Portfolio	0.10%

ING Fidelity® VIP Contrafund® Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Equity-Income Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Growth Portfolio	0.05% while Series invested in Master 0.15% for Stand-alone Series

ING Fidelity® VIP Mid Cap Portfolio	0.05% while Series invested in Master 0.17% for Stand-alone Series

ING Fundamental Research Portfolio	0.20%

ING Goldman Sachs® Capital Growth Portfolio	0.10%

ING Goldman Sachs® Structured Equity Portfolio	0.20%

ING JPMorgan International Portfolio	0.20%

ING JPMorgan Mid Cap Value Portfolio	0.25%

ING Legg Mason Partners Aggressive Growth Portfolio	0.13%

ING Legg Mason Partners Large Cap Growth Portfolio	0.20%

ING Lord Abbett U.S. Government Securities Portfolio	0.10%

ING Neuberger Berman Partners Portfolio	0.10%

SERIES

FEES

ING Neuberger Berman Regency Portfolio	0.10%

ING OpCap Balanced Value Portfolio	0.20%

ING Oppenheimer Global Portfolio	0.06%

ING Oppenheimer Strategic Income Portfolio	0.04%

ING PIMCO Total Return Portfolio	0.25% on first $250 million 0.10% on next $100 million 0.05% on next $100 million 0.03% thereafter

ING Pioneer High Yield Portfolio	0.10%

ING Solution 2015 Portfolio	0.02%

ING Solution 2025 Portfolio	0.02%

ING Solution 2035 Portfolio	0.02%

ING Solution 2045 Portfolio	0.02%

ING Solution Income Portfolio	0.02%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.02%

ING T. Rowe Price Growth Equity Portfolio	0.15%

ING Templeton Foreign Equity Portfolio	0.10%

ING Thornburg Value Portfolio	0.25%

ING UBS U.S. Large Cap Equity Portfolio	0.15%

ING UBS U.S. Small Cap Growth Portfolio	0.10%

ING Van Kampen Comstock Portfolio	0.25%

ING Van Kampen Equity and Income Portfolio	0.02%